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                                                                  Exhibit 10.6
                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made this 10th day of January, 1996 by and between Creditrust, a Maryland Corporation (hereinafter referred to as "Creditrust") having its principal office at 7000 Security Boulevard, Second Floor, Baltimore, Maryland 21244 and Rick Chandler (hereinafter referred to as "Mr. Chandler"). In consideration of the mutual covenants and promises contained herein and Mr. Chandler's continued employment, the sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. DEFINITIONS. Unless the context otherwise requires, when used in this Agreement, the following terms shall have the following meanings:

                  (a) "Group" shall mean the recovery teams, each led by a supervisor, that report directly to a Recovery Manager (or Assistant Manager). It is anticipated that each Recovery Manager shall have their own Group, and therefore shall not be entitled to incentive compensation based upon the production of any other Group.

                  (b) "Eligible Collectors" are defined as any collectors who are employed in your Group according to the following schedule:

                           A collector shall be counted as .25 of an Eligible Collector for the month in which their 30th day of employment falls.

                           A collector shall be counted as .50 of an Eligible Collector for the month in which their 60th day of employment falls.

                           A collector shall be counted as .75 of an Eligible Collector for the month in which their 90th day of employment falls.

                           A collector shall be counted as an Eligible Collector for the month in which their 120th day of employment falls and for each month thereafter.

                  ( c) "Good Funds" are defined as any moneys that have been deposited and have cleared. Any checks returned "NSF" will be charged back against the total good funds received. Creditrust's management will wait ten (10) calendar days from the end of each month, to determine any charge backs, before disbursing any commissions.

                  (d) "Group Average" is defined as the total amount of Good Funds collected by the Eligible Collectors, divided by the number of Eligible Collectors.


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         2. EMPLOYMENT AT WILL. Creditrust hereby employs Mr. Chandler and Mr.
Chandler shall serve Creditrust upon the terms and conditions hereinafter set forth. Notwithstanding any other provision in ties Agreement or in any other document to the contrary, this Agreement creates an employment relationship of indefinite duration which may be legally terminated at the pleasure of either Creditrust of Mr. Chandler at any time and without any liability.

         3.       CAPACITY AND PERFORMANCE.

                  (a) Capacity. Mr. Chandler shall serve as the Recovery Manager of Creditrust and shall serve, with no additional compensation, in any other office or position as determined by Joseph K. Rensin ("Mr. Rensin") or his successor or designee.

                  (b) Duties. As Recovery Manager of Creditrust, Mr. Chandler shall be employed by Creditrust on a full time basis, and shall perform, on behalf of Creditrust, such duties customary to his position and additional duties as may be designated by Mr. Rensin or his successor of designee from time to time.

         4.       COMPENSATION.

                  (a) Base Compensation. Creditrust shall pay to Mr. Chandler an annual base salary of Eighty Five Thousand Dollars ($85,000) during the term of the Agreement. Creditrust .shall pay Mr. Chandler's annual salary to him in accordance with standard payment practices of Creditrust as adopted or employed by Creditrust from time.

                  (b) Incentive Compensation. Commencing on January 1, 1997 and ending on the termination of this Agreement, Mr. Chandler shall earn a commission equal to:

                             i. 0.05% of the Good Funds collected by the Eligible Collectors when the Group Average is less than $7,500.

                             ii. 0.1% of the Good Funds collected by the Eligible Collectors when the Group Average is between $7,501 and $11,999.

                             iii. 0.15% of the Good Funds collected by the Eligible Collectors when the Group Average is between $12,000 and $14,999.

                             iv. 0.2% of the Good Funds collected by the Eligible Collectors when the Group Average is between $15,000 and $17,999.

                             v. 0.3% of the Good Funds collected by the Eligible Collectors when the Group Average is between $18,000 and $21,999.

                             vi. 0.3% of the Good Funds collected by the Eligible Collectors when the Group Average exceeds $22,000.


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                  (c) Management Bonus, The Recovery Manager will also receive a management bonus of $10.00 for each Eligible Collector.

         5. RELOCATION EXPENSES. Creditrust shall reimburse Mr. Chandler up to $10,000 of his actual moving expenses as well as up to $10,000 of his actual temporary residence costs for the first several months of his employment.

         6. BENEFITS. Mr. Chandler may participate, to the extent he meets eligibility standards, in any and all benefit plans of Creditrust which may include group life and disability insurance, hospitalization, medical and dental coverage's, retirement, profit sharing and/or pension plans and any and all similar benefits generally provided to employees of Creditrust. Creditrust reserves the right to terminate or modify all or any of its benefit plans.

         7. VACATION. Mr. Chandler shall be entitled to an annual vacation of duration equal to the duration of the annual vacation available to management level employees of Creditrust with the same tenure, to be taken at a time acceptable to Creditrust, subject to the reasonable business needs of Creditrust. Mr. Chandler shall be paid his salary during such vacation period.

         8. CONFIDENTIALITY AGREEMENT. The parties, by their signatures, adopt and ratify all of the provisions of the Confidentiality Agreement that is attached and incorporated by reference into this Agreement as if set forth at length. In the event that a court of competent jurisdiction finds that any term or provision in this Agreement conflicts with any term or provision in the Confidentiality Agreement, then the terms and provisions in this Agreement shall supersede the conflicting terms or provisions in the Confidentiality Agreement, but only to the extent of the conflict.

         9. CONFLICTING AGREEMENTS. Mr. Chandler hereby represents and warrants to Creditrust that his execution of this Agreement and the performance of his obligations hereunder will not breach or be in conflict with any other agreement to which he may be a party or may be bound and is not subject to any covenants against competition or similar covenants that would affect performance of his duties and obligations hereunder. Mr. Chandler shall not use for the benefit of Creditrust any proprietary information of a third party without such third party's consent.

         10. WAIVER. The waiver by either Creditrust or Mr. Chandler of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by either Creditrust or Mr. Chandler.


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         11. ASSIGNMENT: BINDING EFFECT. This Agreement shall inure to the benefit of and be finding upon Creditrust, its successors and assigns. Mr. Chandler may assign his right to payment under this Agreement but not his obligations hereunder.

         12. NOTICE. Any notice, writing or other communication required or permitted to be given under the terms of this Agreement shall be in writing an sent by certified or registered mail in the United States mail, postage prepaid, return receipt requested, or by telegram, and addressed as follows or to such other address which may from time to time be given by the parties:

If to Creditrust:

         Joseph K. Rensin, President
         Creditrust Corporation
         7000 Security Boulevard, Second Floor
         Baltimore, Maryland 21244

If to Mr. Chandler:

If mailed, the notice period shall be deemed to begin in two (2) days following the date on which that notice is mailed.

         13.      MISCELLANEOUS PROVISIONS.

                  (a) Captions. The descriptive headings of the several sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                  (b) Severability. In the event that one or more of the provisions of this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability for the remaining provision contained therein shall not in any way affect to the fullest extent of the law.

                  (c) Entire Agreement. This Agreement contains the entire agreement between the parties and supersedes all prior oral or written agreements, commitments, or understandings with respect to the matters provided for herein, and no modification shall be finding upon the party affected unless set forth in writing and duly executed by each party affected. All covenants and agreements in these Agreement by or on behalf of any


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         of the parties hereto shall find and inure to the benefit of the respective successors, assigns and personal representatives.

                  (d) Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Maryland exclusive of its conflicts of law rules.

IN WITNESS WHEREOF, the parties hereto have set their hands and seals the day and year first above written.

CREDITRUST CORPORATION

By:      /s/ Joseph K. Rensin
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         Joseph K. Rensin, President

RICK CHANDLER


By:      /s/ Rick Chandler
         ----------------------------------
         Rick Chandler

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